EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of Royale Energy, Inc. (the “Company”) of our report dated March 23, 2018, relating to the financial statements of Royale Energy, Inc., appearing in the Registration Statement on Form S-4 of Royale Energy, Inc.

/s/ SingerLewak LLP

Denver, Colorado

October 26, 2018